Company Contact: Ron Ricciardi 570-457-3400	Investor Relations Contacts: Porter, LeVay & Rose, Inc. Linda Decker, VP - Investor Relations Jeffrey Myhre, VP - Editorial 212-564-4700

FIRSTFLIGHT ANNOUNCES FINANCIAL RESULTS FOR QUARTER ENDED MARCH 31, 2008

Revenue Rises 23.9% to $13.9 Million

Net Income of $103,000 in 2008 Compared to a Net Loss of $125,000 in 2007

Conference Call Scheduled for Wednesday, May 14, 2008, at 11 am EDT

ELMIRA/CORNING, NY, May 14, 2008 -- FirstFlight, Inc. (OTC BB: FFLT) a charter management and aviation services company, today announced its financial results for the three months ended March 31, 2008.

Revenue for the three months ended March 31, 2008 increased 23.9 percent to $13.9 million as compared to revenue of $11.2 million for the three months ended March 31, 2007. This increase resulted from stronger performance by each of the Company’s segments.

The Company’s charter segment generated approximately $11.5 million in revenue, a 21.4 percent increase over revenue of approximately $9.5 million generated in the prior year period. The fixed base operations, or FBO, segment generated approximately $1.5 million in revenue, a 28.9 percent increase over revenue of approximately $1.2 million generated in the prior year period. The maintenance segment generated approximately $0.9 million, a 55.2% increase over revenue generated of approximately $0.6 million in the prior year period.

Net income for the three months ended March 31, 2008 was $103,000, as compared to a net loss for the three months ended March 31, 2007 of $125,000, an improvement of approximately $228,000. This increase was driven by an improvement in the Company’s operating results.

“We are very pleased to post another strong quarter,” stated John Dow, President and CEO of FirstFlight. “In particular, we are excited that each of our operating segments contributed to our results. Our charter and FBO segments continued their solid year-over-year performance. Perhaps more importantly, our maintenance segment had an outstanding quarter with both increased revenue and improved margins. The improvement in maintenance was driven not only by increased business volume, but by our continued adherence to solid cost control measures. Our charter segment improved due to more productive use of mid- and large-cabin aircraft in charter activities. In the FBO segment, increases related to fueling managed aircraft and a higher average price for fuel contributed to our higher revenue. We believe that our improved performance in the quarter ended March 31, 2008 is indicative of future segment performance.

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“Key to our continuing success in 2008 will be additions to our fleet of charter aircraft and the performance of the sales people we hired early in 2008. As announced earlier, we added a dedicated Vice President of Sales and Marketing along with three additional charter sales personnel. These folks are now up to speed and we believe their focus on geographically strategic markets where we have recently added managed aircraft will be borne out in the coming quarters.”

“We are highly conscious of the recent and continual increases in oil prices that have translated to higher jet fuel costs,” added Senior Vice President and Chief Financial Officer, Keith Bleier. “For the most part, we were able to incorporate into our pricing strategy the higher level of costs during the quarter. We are mindful, however, that our ability to continue to do so will be challenging. We also note that the fuel situation seems to be creating somewhat softer conditions in the general charter market. We will continue to work to minimize the impact rising fuel prices have on our organization.”

The Company also reported Adjusted EBITDA1 of $356,399 for the three months ended March 31, 2008, an improvement of approximately $420,000 as compared to the three months ended March 31, 2007. Please see footnote 1 below for our definition of Adjusted EBITDA, a description of why we use Adjusted EBITDA and important disclaimers regarding Adjusted EBITDA, which is a non-GAAP measure. A reconciliation of Adjusted EBITDA to the appropriate GAAP measure is also included in footnote 1.

Management Conference Call Information

Management of FirstFlight Inc. will host a conference call on Wednesday, May 14, 2008 at 11 a.m. EDT to discuss the Company’s first quarter financial results and achievements. Those who wish to participate in the conference call may telephone (888) 335-6674 from the U.S. or (973) 582-2845 for international callers. Please reference conference ID# 47599803 approximately 15 minutes before the call. A digital replay will be available approximately 2 hours after the completion of the call by telephone for two weeks and may be accessed by dialing (800) 642-1687, from the U.S., or (706) 645-9291 for international callers, conference ID# 47599803.

About FirstFlight, Inc.

FirstFlight is an aviation services company. The Company’s operations are conducted in three core segments: aircraft charter management activities, fixed based operations (FBOs), and aircraft maintenance. Charter management is the business of providing on-call passenger air transportation. Fixed base operations provides services such as fueling and hangaring for private/general aviation aircraft operators. The Company’s aircraft maintenance business is conducted at its FAA-certificated facilities. FirstFlight maintains a website located at www.fflt.com.

This press release includes projections of future results and “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. All statements that are included in this release, other than statements of historical fact, are forward-looking statements. Although the management of FirstFlight believes that the expectations reflected in these forward-looking statements are reasonable, there are no assurances that such expectations will prove to have been correct. FirstFlight disclaims any obligation to update any of its forward-looking statements, except as may be required by law.

-FINANCIAL TABLES TO FOLLOW -

1 Explanation of Adjusted EBITDA, a Non-GAAP Financial Measure

The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, as adjusted for stock based compensation expense and other income. The Company believes that Adjusted EBITDA, which is a financial measure that is not defined by Generally Accepted Accounting Principles in the U.S., or GAAP, is a useful performance metric because it eliminates significant non-cash and/or one-time charges to earnings. It is important to note that non-GAAP measures such as Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of net income to Adjusted EBITDA is as follows for the quarters ended March 31, 2008 and 2007

	Three Months Ended March 31,
	2008	2007

Net income (loss)	$103,188	$(124,854)

Non-cash charges and credits
Other income	—	(60,156)
Loss (gain) on sale of property and equipment	9,500	(33,705)
Interest expense	5,999	6,263
Interest income	(9,017)	(17,373)
Stock compensation expense	147,703	65,460
Depreciation and amortization	99,026	99,225

Adjusted EBITDA	$356,399	$(65,140)

Segment Performance

Revenue	Three Months Ended March 31,
	2008	2007
Charter	$11,541,164	$9,509,904
FBO	1,492,081	1,157,512
Maintenance	896,993	577,865
Total revenue	$13,930,238	$11,245,281

Operating Results	Three Months Ended March 31,
	2008	2007
Charter	$461,005	$290,299
FBO	102,191	(10,793)
Maintenance	25,476	(135,038)
Division profit	588,672	144,468
Corporate expense	(479,002)	(374,293)
Operating profit (loss)	109,670	(229,825)
Other income	—	60,156
Gain (loss) on sale of property and equipment	(9,500)	33,705
Interest income	9,017	17,373
Interest expense	(5,999)	(6,263)
Net income (loss)	$103,188	$(124,854)

FIRSTFLIGHT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

ASSETS
	March 31, 2008 (Unaudited)	December 31, 2007
CURRENT ASSETS
Cash and cash equivalents	$1,616,838	$2,400,152
Accounts receivable, net of allowance for
doubtful accounts of $34,000 and $26,721, respectively	6,855,883	5,226,006
Inventories	447,625	324,314
Prepaid expenses and other current assets	579,445	472,750
Total current assets	9,499,791	8,423,222

PROPERTY AND EQUIPMENT, net
of accumulated depreciation of $394,768 and $361,577, respectively	1,125,548	1,169,316

OTHER ASSETS
Deposits	36,900	36,800
Intangible assets - trade names	420,000	420,000
Other intangible assets, net of
accumulated amortization of $542,609 and $489,274, respectively	97,391	150,726
Goodwill	4,194,770	4,194,770
Total other assets	4,749,061	4,802,296
TOTAL ASSETS	$15,374,400	$14,394,834

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$7,277,184	$6,252,043
Customer deposits	140,258	532,397
Accrued expenses	650,406	551,074
Notes payable - current portion	127,988	126,663
Total current liabilities	8,195,836	7,462,177

LONG-TERM LIABILITIES
Notes payable - less current portion	291,804	296,788
Total liabilities	8,487,640	7,758,965

STOCKHOLDERS' EQUITY
Preferred stock - $.001 par value; authorized 9,999,154;
none issued and outstanding	—	—
Common stock - $.001 par value; authorized 100,000,000;
36,582,987 shares issued and outstanding	36,583	36,583
Additional paid-in capital	18,973,463	18,825,760
Accumulated deficit	(12,123,286)	(12,226,474)
TOTAL STOCKHOLDERS' EQUITY	6,886,761	6,635,869

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$15,374,400	$14,394,834

FIRSTFLIGHT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2008	2007

REVENUE	$13,930,238	$11,245,281
COST OF REVENUE	11,668,553	9,723,035
GROSS PROFIT	2,261,685	1,522,246

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,152,015	1,752,071

OPERATING INCOME (LOSS)	109,670	(229,825)

OTHER INCOME (EXPENSE)
OTHER INCOME	—	60,156
GAIN (LOSS) ON SALE OF PROPERTY AND EQUIPMENT	(9,500)	33,705
INTEREST INCOME	9,017	17,373
INTEREST EXPENSE	(5,999)	(6,263)
TOTAL OTHER INCOME (EXPENSE)	(6,482)	104,971

NET INCOME (LOSS)	$103,188	$(124,854)

Basic and Diluted Net Income (Loss)
Per Common Share	$0.00	$(0.00)

Weighted Average Number of Common Shares
Outstanding - Basic	36,582,987	36,592,387

Weighted Average Number of Common Shares
Outstanding - Diluted	36,609,810	36,592,387